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Exhibit 13

Certifications Pursuant to 18 U.S.C. Section 1350

        In connection with the Annual Report of National Grid Transco plc (the "Company") on Form 20-F for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 15, 2005	/s/ ROGER URWIN Roger Urwin Group Chief Executive
June 15, 2005	/s/ STEPHEN LUCAS Stephen Lucas Group Finance Director

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  Exhibit 13
Certifications Pursuant to 18 U.S.C. Section 1350